FS 5

Consolidated Balance Sheet  Dec. 31, 2000



                                                        E.ON            Powergen        Adjustments     E.ON/Powergen
                                                        Post-           Group                           Post-
                                                        Desinvestm.                                     Desinvestm.
                                                           in Mio $        in Mio $        in Mio $        in Mio $
                                                        ---------------------------------------------------------------
Assets

Intangible assets                                                 3,595           4,473                          8,068
Property, plant and equipment                                    13,338           8,734                         22,072
Financial assets                                                 21,861             902                         22,763
                                                        ---------------------------------------------------------------
Fixed assets                                                     38,793          14,109               -         52,902
                                                        ---------------------------------------------------------------
                                                                                                                     -
Inventories                                                         907             386                          1,293
Accounts receivable                                               2,221           1,026                          3,247
Other receivables and assets                                     19,112             523                         19,635
Businesses held for sale                                            928               -                            928
Liquid funds                                                      7,168             911                          8,079
                                                        ---------------------------------------------------------------
Non-fixed assets                                                 30,336           2,846               -         33,182
                                                        ---------------------------------------------------------------
                                                                                                                     -
Deferred taxes                                                      114               -                            114
                                                                                                                     -
Prepaid expenses                                                    249             368                            617
                                                        ---------------------------------------------------------------
                                                                                                                     -
                                                                 69,492          17,323               -         86,815
                                                        ---------------------------------------------------------------
Liabilities and stockholders' equity                                                                                 -
                                                                                                                     -
Capital stock                                                     1,864             488                          2,352
Additional paid in capital                                       10,704              13                         10,717
Retained earnings                                                12,893           3,250         -13,454          2,689
Treasury stock                                                     -868             135                           -733
                                                        ---------------------------------------------------------------
Stockholders' equity                                             24,593           3,886         -13,454         15,025
                                                        ---------------------------------------------------------------
                                                                                                                     -
Minority interests                                                2,053             165                          2,218
                                                                                                                     -
Provisions for pensions                                           3,898             159                          4,057
Other                                                            19,059             172                         19,231
                                                        ---------------------------------------------------------------
                                                        ---------------------------------------------------------------
Accrued liabilities                                              22,956             331               -         23,287
                                                        ---------------------------------------------------------------
                                                                                                                     -
Financial liabilities                                             5,335           8,770          13,454         27,559
Other liabilities                                                13,139           2,778                         15,917
                                                        ---------------------------------------------------------------
Liabilities                                                      18,475          11,548          13,454         43,477
                                                        ---------------------------------------------------------------
                                                                                                                     -
Deferred taxes                                                    1,031             885                          1,916
Deferred income                                                     384             508                            892
                                                        ---------------------------------------------------------------
                                                                                                                     -
Total liabilities excluding stockholders' equity                 44,899          13,437          13,454         71,790
Total liabilities and stockholders' equity                       69,492          17,323               -         86,815
                                                        ---------------------------------------------------------------





Degussa                                                  2900
VO                                                        336
Stinnes                                                   446
VE bleibt
Viterra                                                   387
MEMC                                                      442
VAW                                                       383
AVIGA an Klockner                                         800
                                                         5694

Consolidated Statements of Income for the year ended Dec. 31, 2000




                                                    E.ON                 Powergen              Adjustments          E.ON/Powergen
                                                    Post-                Group *                                    Post-
                                                    Desinvestm.                                                     Desinvestm.
                                                       in Mio $             in Mio $              in Mio $             in Mio $
                                                    ------------------------------------------------------------------------------

Sales, net of petroleum and electricity tax                16,866                 6,268                                    23,134
                                                                                                                                -
Cost of goods sold and services provided                  -14,515                -4,350                                   -18,865
                                                                                                                                -
                                                    ------------------------------------------------------------------------------
Gross profit from sales                                     2,352                 1,918                    -                4,270
                                                    ------------------------------------------------------------------------------
                                                                                                                                -
Selling expenses                                           -1,448                  -248                                    -1,696
General and administrative expenses                        -1,095                -1,084                                    -2,179
Other operating income (expenses), net                      4,413                   492                                     4,905
Financial earnings, net                                       514                  -218                                       296
Minority interests                                           -279                   -18                                      -297
                                                    ------------------------------------------------------------------------------
Income from continuing operations,
before income taxes and extraordinary items                 4,458                   842                    -                5,300
                                                    ------------------------------------------------------------------------------
                                                                                                                                -
Income taxes                                               -1,818                   -67                                    -1,885
                                                                                                                                -
                                                    ------------------------------------------------------------------------------
Income from continuing operations,
before extraordinary items                                  2,641                   775                    -                3,416
                                                    ------------------------------------------------------------------------------
                                                                                                                                -
Extraordinary items                                             -                   -21                                       -21
                                                                                                                                -
Income from continuing operations                           2,641                   754                    -                3,395
                                                    ------------------------------------------------------------------------------


* LG& E only for 21 days